                                                                  EXHIBIT  11.0

                       COMPUTATION OF EARNINGS PER SHARE
                                 Quarter Ended

                                 June 30, 1996
_______________________________________________________________________________



                                                     Less
                                 Total Shares     Unallocated    Shares Used For
                                  Outstanding     ESOP Shares    EPS Calculation
                                 ------------     -----------    ---------------

       March 31, 1996             1,193,568          88,148          1,105,420
       April 30, 1996             1,133,890          88,148          1,045,742
       May 31, 1996               1,133,890          88,148          1,045,742
       June 30, 1996              1,133,890          88,148          1,045,742

            Weighted average number of shares outstanding
            for quarter ended June 30, 1996, for
            earnings per share calculation (before effects
            of dilution)                                             1,060,662
                                                                     ---------

            Earnings Per Share Before
            Effects of Dilution:           = $212,360 (net income) / 1,060,662
                                           = $ .20 per share
                                             ---------------


       Stock options outstanding at June 30, 1996:  103,411
                                                    -------
       Stock price for quarter:  High:  $15.75  Low:  $14.50  Average: $14.953
                                        ------        ------           -------
                                 Beginning:  $14.813  Ending:  $14.50
                                             -------           ------
       Exercise price of stock options:   $ 14.125 per share
                                          ------------------
        The potential dilution from stock options is less than 20% of the number of common shares outstanding and the market price of the common stock exceeded the exercise price for all three months of the quarter. Therefore, the treasury stock method was used for calculating the dilutive effects of the common stock equivalents (stock options).

Primary Earnings Per Share
- - --------------------------
        Under the treasury stock method, for primary earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the average market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share and Common Stock Equivalents".

   Additional shares to be added
   to common shares outstanding   =  103,411 - [( 103,411 * $14.125) / $14.953]
                                  =  103,411 - 97,685
                                  =  5,726 shares
                                     -----

   Primary Earnings Per Share     = $212,360 (net income) / (1,060,662 + 5,726)
                                  = $212,360 / 1,066,388
                                  = $.20 per share
                                    --------------

Fully Diluted Earnings Per Share
- - --------------------------------
        Under the treasury stock method, for fully diluted earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the ending market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share Assuming Full Dilution".

 Additional shares to be added
 to common shares outstanding    =  103,411 - [( 103,411 * $14.125) / $14.50]
                                 =  103,411 - 100,737
                                 =  2,674  shares
                                    -----

  Fully Diluted Earnings Per Share = $212,360 (net income) / (1,060,662 + 2,674)
                                   = $212,360 / 1,063,336
                                   = $.20 per share
                                     --------------

        The dilution in earnings per share from all potential dilution is less than 3% [ $ .20 per share assuming no dilution compared to $ .20 per share assuming full dilution]. Therefore, the effects of dilution are considered not material and only a single earnings per share is presented in the income statement -"Earnings Per Common Share".

                       COMPUTATION OF EARNINGS PER SHARE

                               Nine Months Ended

                                 June 30, 1996
________________________________________________________________________________


                                                Less
                             Total Shares    Unallocated    Shares Used For
                             Outstanding     ESOP Shares    EPS Calculation
                             ------------    -----------    ---------------

     September 30, 1995       1,256,387        88,148         1,168,239
     October 31, 1995         1,256,387        88,148         1,168,239
     November 30, 1995        1,256,387        88,148         1,168,239
     December 31, 1995        1,193,568        88,148         1,105,420
     January 31, 1996         1,193,568        88,148         1,105,420
     February 29, 1996        1,193,568        88,148         1,105,420
     March 31, 1996           1,193,568        88,148         1,105,420
     April 30, 1996           1,133,890        88,148         1,045,742
     May 31, 1996             1,133,890        88,148         1,045,742
     June 30, 1996            1,133,890        88,148         1,045,742

            Weighted average number of shares outstanding
            for the nine months ended June 30, 1996, for
            earnings per share calculation (before effects
            of dilution)                                      1,106,362
                                                              ---------


            Earnings Per Share Before
            Effects of Dilution:       =  $668,149 (net income) / 1,106,362
                                       =  $ .60 per share
                                          ---------------


     Stock options outstanding at June 30, 1996:  103,411
                                                  -------
     Stock price for nine month period:

       High:  $17.00    Low:  $14.50    Average: $15.493
              ------          ------             -------
       Beginning:  $15.50  Ending:  $14.50
                   ------           ------

     Exercise price of stock options:  $ 14.125 per share
                                       ------------------
        The potential dilution from stock options is less than 20% of the number of common shares outstanding and the market price of the common stock exceeded the exercise price for all months of the period. Therefore, the treasury stock method was used for calculating the dilutive effects of the common stock equivalents (stock options).

Primary Earnings Per Share
- - --------------------------
        Under the treasury stock method, for primary earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the average market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share and Common Stock Equivalents".

  Additional shares to be added
  to common shares outstanding   = 103,411 - [( 103,411 * $14.125) / $15.493]
                                 = 103,411 - 94,280
                                 = 9,131  shares
                                   -----

      Primary Earnings Per Share  =  $668,149 (net income) / (1,106,362 + 9,131)
                                  =  $668,149 / 1,115,493
                                  =  $ .60 per share
                                     ---------------

Fully Diluted Earnings Per Share
- - --------------------------------
        Under the treasury stock method, for fully diluted earnings per share, it is assumed that all of the outstanding options are exercised at their exercise price and the cash proceeds received by the Company are used to purchase treasury shares at the ending market price of the common stock for the quarter. The difference in the number of shares that could be purchased under this assumption and the total number of stock options is added to the weighted average number of shares outstanding for the quarter to calculate "Earnings Per Common Share Assuming Full Dilution".

  Additional shares to be added
  to common shares outstanding   = 103,411 - [( 103,411 * $14.125) / $14.50]
                                 = 103,411 - 100,737
                                 = 2,674  shares
                                   -----

  Fully Diluted Earnings Per Share = $668,149 (net income) / (1,106,362 + 2,674)
                                   = $668,149 / 1,109,036
                                   = $ .60 per share
                                     ---------------

        The dilution in earnings per share from all potential dilution is less than 3% [ $ .60 per share assuming no dilution compared to $ .60 per share assuming full dilution]. Therefore, the effects of dilution are considered not material and only a single earnings per share is presented in the income statement - "Earnings Per Common Share".